Exhibit 4.1

THIRD SUPPLEMENTAL INDENTURE

This THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of April 10, 2015, among NRG Yield Operating LLC, a Delaware limited liability company (the “Company”), NRG Yield LLC, a Delaware limited liability company (the “Parent Guarantor”), the other Guarantors (as defined in the Indenture referred to herein) and Law Debenture Trust Company of New York, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of August 5, 2014 providing for the issuance of 5.375% Senior Notes due 2024 (the “Notes”);

WHEREAS, the Indenture provides that, without the consent of any Holder of Securities, the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Securities or the Guarantees to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights under this Indenture of any such Holder;

WHEREAS, the Company, the Parent Guarantor and the other Guarantors, desire to amend the indenture to eliminate the circumstances under which the Parent Guarantor’s Guarantee could be released;

WHEREAS, the Company, the Parent Guarantor and the other Guarantors warrant that all conditions necessary to authorize the execution and delivery of this Third Supplemental Indenture and to make it a valid and binding obligation of the the Company, the Parent Guarantor and the other Guarantors have occurred or been performed; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company, the Parent Guarantor and the other Guarantors are authorized to execute and deliver this Third Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Parent Guarantor, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                      CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      AMENDMENT TO PARENT GUARANTEE RELEASE. The following provision replaces Section 10.5(a) of the Indenture in its entirety:

(a)                                 [Reserved]

3.                                      NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS THIRD SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE

PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4.                                      COUNTERPARTS. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

5.                                      EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

6.                                      THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, the Parent Guarantor and the other Guarantors.

7.                                      RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE FOR ADDITIONAL GUARANTEES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall by bound hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: April 10, 2015

NRG YIELD OPERATING LLC

	By:	/s/ G. Gary Garcia
		Name:	G. Gary Garcia
		Title:	Vice President and Treasurer

NRG YIELD LLC

	By:	/s/ G. Gary Garcia
		Name:	G. Gary Garcia
		Title:	Vice President and Treasurer

NRG ENERGY CENTER OMAHA HOLDINGS LLC

	By:	/s/ Gaëtan Frotté
		Name:	Gaëtan Frotté
		Title:	Vice President and Treasurer

NRG ENERGY CENTER OMAHA LLC

	By:	/s/ G. Gary Garcia
		Name:	G. Gary Garcia
		Title:	Vice President and Treasurer

NRG SOUTH TRENT HOLDINGS LLC

	By:	/s/ G. Gary Garcia
		Name:	G. Gary Garcia
		Title:	Treasurer

Signature Page to Third Supplemental Indenture

ALTA WIND COMPANY, LLC

By:	/s/ G. Gary Garcia
	Name:	G. Gary Garcia
	Title:	Treasurer

ALTA WIND 1-5 HOLDING COMPANY, LLC

By:	/s/ G. Gary Garcia
	Name:	G. Gary Garcia
	Title:	Treasurer

NYLD FUEL CELL HOLDINGS LLC

By:	/s/ Gaëtan Frotté
	Name:	Gaëtan Frotté
	Title:	Vice President and Treasurer

NRG YIELD RPV HOLDING LLC

By:	/s/ Gaëtan Frotté
	Name:	Gaëtan Frotté
	Title:	Vice President and Treasurer

UB FUEL CELL, LLC

By:	/s/ Gaëtan Frotté
	Name:	Gaëtan Frotté
	Title:	Vice President and Treasurer

Signature Page to Third Supplemental Indenture

LAW DEBENTURE TRUST COMPANY OF NEW YORK,
as Trustee

By:	/s/ James D. Heaney
	Name:	James D. Heaney
	Title:	Managing Director

Signature Page to Third Supplemental Indenture